POWER OF ATTORNEY

For Executing Forms 3, 4, 5 and 144

The undersigned hereby constitutes and appoints each of Chad

F. Phipps, Heather J. Kidwell and Dennis Cultice, signing

singly, as her true and lawful attorney-in-fact, for such

period of time that the undersigned is required to file

reports pursuant to Section 16(a) of the Securities

Exchange Act of 1934, as amended (the "Exchange Act"),

or Rule 144 of the Securities Act of 1933, as amended

(the "Securities Act"), due to her affiliation with

Zimmer Biomet Holdings, Inc., a Delaware corporation,

unless earlier revoked by the undersigned in a signed

writing delivered to the foregoing attorneys-in-fact, to:

1) execute for and on behalf of the undersigned Forms 3, 4, 5 and 144 and any amendments to previously filed forms in

accordance with Section 16(a) of the Exchange Act or Rule

144 of the Securities Act and the rules thereunder;

2) do and perform any and all acts for and on behalf

of the undersigned which may be necessary or desirable

to complete the execution of any such Forms 3, 4, 5 and

144 and the timely filing of such form with the United

States Securities and Exchange Commission and any other

authority as required by law; and

3) take any other action of any type whatsoever in

connection with the foregoing which, in the opinion

of such attorney-in-fact, may be of benefit to, in the

best interest of or legally required by the undersigned,

it being understood that the documents executed by such

attorney-in-fact on behalf of the undersigned pursuant to

this Power of Attorney shall be in such form and shall

contain such terms and conditions as such attorney-in-fact

may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact

full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be

done in the exercise of any of the rights and powers herein

granted, as fully to all intents and purposes as the

undersigned could do if personally present, with full power

of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or

substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein

granted. The undersigned acknowledges that the foregoing

attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange

Act or Rule 144 of the Securities Act.

IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 27th day of June, 2018.

/s/ Maria Teresa Hilado

Maria Teresa Hilado